EXHIBIT 10.14

AMENDMENT
TO
GREATBATCH, INC. 2011 STOCK INCENTIVE PLAN
GREATBATCH, INC. 2009 STOCK INCENTIVE PLAN
GREATBATCH, INC. 2005 STOCK INCENTIVE PLAN
This Amendment (“Amendment”) to the Greatbatch, Inc. 2011 Stock Incentive Plan, the Greatbatch, Inc. 2009 Stock Incentive Plan, and the Greatbatch, Inc. 2005 Stock Incentive Plan (collectively, the “Plans”) is made effective August 5, 2013, by action of the Compensation Committee of the Board of Directors of Greatbatch, Inc. (the “Company”).
WHEREAS, the Committee has determined that this Amendment is in the best interests of participants in the Plans and the Company;
THEREFORE, the Committee hereby amends the Plans as follows:

1.	Notwithstanding anything to the contrary in the Plans or in any award agreement delivered under the Plans:

(a)
in the event that the employment of a Participant with the Company shall terminate by reason of death, disability or Retirement (as defined below), all outstanding Incentive Awards granted to such Participant that vest or become exercisable based on the passage of time shall become fully and immediately vested and exercisable;

(b)
in the event that the employment of a Participant with the Company shall terminate by reason of death or disability, all outstanding Incentive Awards held by such Participant that vest or become exercisable based on attainment of Performance Goals (“Performance-Based Awards”) shall become immediately vested and exercisable at the target level applicable to such Performance-Based Awards; and

(c)
in the event that the employment of a Participant with the Company shall terminate by reason of Retirement, a portion of the outstanding Performance-Based Awards held by such Participant that are not vested or exercisable at the time of such termination of employment (the “Pro-Rata Performance Portion”) shall not expire or be forfeited but shall remain outstanding and shall continue to be eligible for vesting and exercisability based on attainment of the Performance Goals applicable to such Performance-Based Awards. The Pro-Rata Performance Portion is determined for each outstanding Performance-Based Award by multiplying the number of options, shares, rights or units constituting such Award by a fraction, the numerator of which is the number of full and partial calendar months that have elapsed since the beginning of the performance period attributable to such Award through the date of termination of employment and the denominator of which is the total number of calendar months in such performance period. For purposes of this Amendment, “Retirement” means a Participant’s voluntary termination of employment occurring on or after such time as such Participant has attained 59.5 years of age with a combination of age and length of Company service equal to or exceeding 69.5 years.

(d)
in the event the employment of a Participant with the Company shall terminate by reason of Retirement, all outstanding Incentive Awards granted to such Participant, to the extent that they were exercisable at the time of such termination (including by reason of accelerated vesting pursuant to this Amendment), shall remain exercisable until the earlier of the third anniversary of such termination or the expiration of its term.

2.
With respect to Incentive Awards under the Plans made on or after January 3, 2014, in the event that the employment of a Participant with the Company shall terminate by reason of a termination by the Company without Cause, the Pro-Rata Performance Portion of such Participant’s Performance-Based Awards that were awarded more than one year prior to the date of termination shall not expire or be forfeited upon such termination but shall remain outstanding and shall continue to be eligible for vesting and/or exercisability based on attainment of the Performance Goals applicable to such Performance-Based Awards.

3.
All Incentive Awards made under the Plans and any shares acquired on exercise or vesting thereof (or cash proceeds received on sale of such shares) shall be subject to any applicable clawback, recoupment or similar policy, and any share retention or minimum holding guidelines or requirements, implemented by the Company or required by applicable law, as in effect from time to time.

4.	All capitalized terms used but not defined in this Amendment but defined in the Plans shall have the meanings given them therein.

5.
Except to the extent amended hereby, the terms and conditions of the Plans and each award agreement delivered under the Plans remain in full force and effect, including, without limitation, any condition providing that an Incentive Award shall not be exercisable after the expiration of its term.